SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BAY MEADOWS OPER CO

          THE GABELLI PERFORMANCE PARTNERSHIP
                                11/25/96            3,000-           34.6250
          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                11/25/96            5,000-           34.5238
          GAMCO INVESTORS, INC.
                                11/26/96           30,000-           34.6888
                                11/26/96            1,000-           34.6250
                                11/26/96            1,000-           34.7500
                                11/25/96            4,500-           34.6389
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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